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                                                                   EXHIBIT 10.79

KIRKLAND INVESTMENT CORPORATION

                                                      July 1, 1997


Alliance Gaming Corporation
6601 South Bermuda Road
Las Vegas, Nevada  89119

             Re:  Amendment to Agreement dated as of July 1, 1997

Ladies and Gentlemen:

            Reference is made to the agreement dated as of July 1, 1997 (the "Agreement") between Alliance Gaming Corporation (the "Company") and Kirkland Investment Corporation or its designee ("Kirkland").

            We have reviewed the operation of the Agreement and wish to amend the Agreement to provide that the Company will (i) pay directly, effective as of the date hereof, the rent and utilities associated with the Kirkland New York area office, as well as the salaries, bonuses and employee benefits of the secretarial and analyst support staff in that office, and (ii) upon written notice from Kirkland, pay directly those additional overhead expenses that Kirkland identifies to the Company, beginning within 10 business days after the date of such notice.

            Under this revised arrangement, all such costs and expenses as designated pursuant to the preceding paragraph that are paid directly by the Company shall be credited against, and shall reduce dollar for dollar, the Company's obligation to make the $950,000 payment (as increased from time to time under the Agreement), other than the cost of reasonable and customary employee benefits for the Kirkland secretarial and analyst support staff, which benefits costs shall not be so credited.

            This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

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            If the foregoing terms meet with your approval, please indicate your acceptance by signing and returning the enclosed copy of this letter to Kirkland, whereupon it will become a binding amendment to the Agreement between Kirkland and the Company. All of the other provisions of the Agreement shall remain in full force and effect.


                                        Very truly yours,

                                        Kirkland Investment Corporation


                                        By    /s/ JOEL KIRSCHBAUM
                                              ----------------------------------
                                              Title: PRESIDENT


ACCEPTED AND AGREED:                    Date:              7/31/97
                                              ----------------------------------

Alliance Gaming Corporation

By
   -------------------------------------
   Title:

Date:
     -----------------------------------

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                                   - 2 -

            If the foregoing terms meet with your approval, please indicate your acceptance by signing and returning the enclosed copy of this letter to Kirkland, whereupon it will become a binding amendment to the Agreement between Kirkland and the Company. All of the other provisions of the Agreement shall remain in full force and effect.


                                        Very truly yours,

                                        Kirkland Investment Corporation


                                        By    /s/ JOEL KIRSCHBAUM
                                              ----------------------------------
                                              Title: PRESIDENT


ACCEPTED AND AGREED:                    Date:              7/31/97
                                              ----------------------------------

Alliance Gaming Corporation

By /s/ DAVID JOHNSON
   -------------------------------------
   Title: Secretary, Senior Vice President
          and General Counsel

Date:             7-31-97
     -----------------------------------